EXHIBIT 3.1f



                           THE UNITED ILLUMINATING COMPANY
                      (A SPECIALLY CHARTERED STOCK CORPORATION)
                  CERTIFICATE AMENDING CERTIFICATE OF INCORPORATION
                  BY ACTIONS OF BOARD OF DIRECTORS AND SHAREHOLDERS



     1. The name of the corporation is THE UNITED ILLUMINATING COMPANY (the "Company").

     2. The Certificate of Incorporation of the Company is amended only by the following resolution:

     RESOLVED:  That the Certificate of  Incorporation  of the Company be and it
     hereby  is  amended  by  amending   Section  5  of  said   Certificate   of
     Incorporation to read as follows:

     Section 5. All  corporate  powers of the Company  shall be  exercised by or
     ---------
     under authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than fifteen individuals, with the number fixed in, and increased or decreased from time-to-time by amendment of, the Bylaws of the Company.

     3. The above resolution was recommended to the shareholders of the Company by the Company's Board of Directors, and was adopted on July 21, 2000 by a dated and signed unanimous written consent of the shareholders of the Company.

     4. Relative to the approval of the amendment by the Company's shareholders:

     (A) the designation of the shares of the only shareholder voting group entitled to vote on the amendment was Common Stock; and
     (B) the number of outstanding shares of Common Stock entitled to vote on approval of the amendment was 100, each share being entitled to one vote; and
     (C) all of the outstanding shares of Common Stock entitled to vote on approval of the amendment were owned by one person; and
     (D) said one person consented in writing to the adoption of the above resolution by a writing dated and signed by said person on July 21, 2000.

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WE, THE UNDERSIGNED, being the Chairman of the Board of Directors, President and
Chief Executive Officer, and the Corporate Secretary, of The United Illuminating Company, hereby declare, under penalties of false statement, that the statements made in the foregoing certificate are true.

     Dated at New Haven, Connecticut, this 21st day of July, 2000.

                                    THE UNITED ILLUMINATING COMPANY



                                      /s/ Nathaniel D. Woodson
                                    -------------------------------------------
                                      Nathaniel D. Woodson
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer



                                      /s/ Susan E. Allen
                                     ------------------------------------------
                                          Susan E. Allen
                                          Corporate Secretary



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